NEWS RELEASE

FOR RELEASE: IMMEDIATELY

WAYNE SAVINGS BANCSHARES, INC. ANNOUNCES EARNINGS FOR THE QUARTER ENDED JUNE 30, 2006

      Wooster, Ohio (July 27, 2006) - Wayne Savings Bancshares, Inc. (NASDAQ:WAYN), the stock holding company parent of Wayne Savings Community Bank, reported net earnings of $593,000 or $.18 per diluted share for the first fiscal quarter ended June 30, 2006, compared to $440,000 or $.13 per share for the quarter ended June 30, 2005. The increase in earnings was primarily due to a significant decrease in general, administrative and other expense and, to a lesser extent, increases in net interest income and other income.

      Net interest income before provision for loan losses increased $122,000 for the quarter ended June 30, 2006, compared to the quarter ended June 30, 2005. Interest income increased $755,000 during the 2006 quarter as a result of prime rate increases, a shift in balance sheet composition from investment securities and residential mortgage loans toward higher yielding commercial loans, and the reinvestment of maturing investment securities and mortgage-backed securities cashflows into higher yielding securities. Interest expense increased $633,000 during the quarter as a result of increased rates paid on certificates of deposit and a shift in deposit composition from savings and checking deposits to higher rate certificates of deposit. Other income increased $18,000, due primarily to increases in trust and other fee income. General, administrative and other expense decreased by $132,000 primarily due to a reduction in staff through attrition. Full time equivalent staff was 119 at June 30, 2006 compared to 133 at June 30, 2005.

      According to Phillip E. Becker, President and Chief Executive Officer, "The Company has continued its strategic initiatives of growing the commercial lending and trust businesses and aggressively managing cost of funds and non-interest expense during a period in which the Company has continued to face a difficult interest rate environment."

      At June 30, 2006, Wayne Savings Bancshares, Inc. reported total assets of $400.5 million, down from total assets of $403.7 million at March 31, 2006. Deposits increased $5.1 million, or 1.5% to $337.7 million from $332.6 million at March 31, 2006. Stockholders' equity at June 30, 2006 amounted to $35.5 million, or 8.86% of total assets.

      Established in 1899, Wayne Savings Community Bank, the wholly owned subsidiary of Wayne Savings Bancshares, Inc., has eleven full-service banking locations in the communities of Wooster, Ashland, Millersburg, Rittman, Lodi, North Canton, and Creston, Ohio.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, competitive factors which could affect net interest income and noninterest income, changes in demand for loans, deposits and other financial services in the Company's market area; changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.


CONTACT PERSON:   H. STEWART FITZ GIBBON III
                  SENIOR VICE PRESIDENT
                  CHIEF FINANCIAL OFFICER
                  (330) 264-5767


                                            WAYNE SAVINGS BANCSHARES, INC.
                                         CONSOLIDATED STATEMENTS OF CONDITION
                                     (Dollars in thousands, except per share data)
                                                                                    June 30, 2006      March 31, 2006
                                                                                    -------------      --------------
                                                                                     (Unaudited)
ASSETS

Cash, cash equivalents, & investment securities                                    $        79,224    $        87,430
Mortgage-backed securities, net (1)                                                         58,894             55,731
Loans receivable, net (1)                                                                  237,003            235,312
Federal Home Loan Bank stock                                                                 4,689              4,623
Office premises & equipment, net                                                             8,416              8,557
Real estate acquired through foreclosure                                                        97                156
Other assets                                                                                12,151             11,870
                                                                                   ---------------    ---------------
          TOTAL  ASSETS                                                            $       400,474    $       403,679
                                                                                   ===============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposit accounts                                                                   $       337,718    $       332,570
Advances from Federal Home Loan Bank                                                        25,000             32,750
Advances by borrowers for taxes & insurance                                                     94                521
Accounts payable on mortgage loans serviced for others                                         121                225
Other liabilities                                                                            2,041              2,097
                                                                                   ---------------    ---------------
          TOTAL LIABILITIES                                                                364,974            368,163

Common stock (3,954,874 and 3,934,874 shares of $.10 par value issued at
    June 30, 2006 and March 31, 2006, respectively)                                            395                393
Additional paid-in capital                                                                  35,881             35,604
Retained earnings                                                                           11,584             11,394
Less required contributions for shares acquired by Employee Stock Ownership Plan            (1,219)            (1,239)
Less Treasury Stock                                                                         (9,625)            (9,625)
Accumulated other comprehensive loss                                                        (1,516)            (1,011)
                                                                                   ---------------    ---------------
          TOTAL STOCKHOLDERS' EQUITY                                                        35,500             35,516
                                                                                   ---------------    ---------------

                                                                                   ---------------    ---------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $       400,474    $       403,679
                                                                                   ===============    ===============
(1) Includes available for sale classifications

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                       CONSOLIDATED STATEMENTS OF EARNINGS
                             (Dollars in Thousands)


                                                              Three Months Ended
                                                                  June 30,
                                                              2006         2005
                                                           -----------------------
                                                                 (Unaudited)
Interest income                                            $    5,436   $    4,681
Interest expense                                                2,515        1,882
                                                           ----------   ----------
     Net interest income                                   $    2,921   $    2,799
Provision for losses on loans                                      30           --
                                                           ----------   ----------
     Net interest income after provision for loan losses   $    2,891   $    2,799
Other income                                                      426          408
General, administrative, and other expense                      2,487        2,619
                                                           ----------   ----------
Earnings before federal income taxes                       $      830   $      588
Federal income taxes                                              237          148
                                                           ----------   ----------
     Net earnings                                          $      593   $      440
                                                           ==========   ==========

Earnings per share
     Basic                                                 $     0.18   $     0.13
     Diluted                                               $     0.18   $     0.13


                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                  (Dollars in thousands, except per share data)

                                                         For the Three Months
                                                            Ended June 30,
                                                      --------------------------
                                                             (Unaudited)
                                                         2006            2005
                                                         ----            ----

Quarterly Results
-----------------

Net Interest Income                                   $   2,921       $   2,799
Net Earnings (Loss)                                   $     593       $     440
Earnings (Loss) Per Share:
   Basic                                              $    0.18       $    0.13
   Diluted                                            $    0.18       $    0.13
Return on Average Assets (Annualized)                      0.60%           0.45%
Return on Average Equity (Annualized)                      6.66%           4.43%



                                                       June 30,         June 30,
                                                         2006             2005
                                                       -------------------------
                                                             (Unaudited)
End of Period Data
------------------

Total Assets                                           $400,474        $403,679
Stockholders' Equity to Total Assets                       8.86%           8.80%
Average Assets                                         $398,465        $391,858
Average Equity                                         $ 35,638        $ 39,756